Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-239610

Product Supplement No. 8,675 to the Prospectus and the Prospectus Supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-239610
GS Finance Corp. Medium-Term Notes, Series E guaranteed by The Goldman Sachs Group, Inc. Underlier-Linked Notes Linked to a Basket of Underliers

GS Finance Corp. may from time to time offer and sell underlier-linked notes, which we refer to as the notes, the payments and performance of which will be linked to the performance of a basket of underliers.  When we refer to an underlier, we mean an individual index or an individual exchange-traded fund.  The accompanying prospectus and the accompanying prospectus supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-239610, any general terms supplement that is specified in the applicable pricing supplement (which we refer to as the applicable general terms supplement) and this product supplement no. 8,675 describe terms that will apply generally to the notes, including any notes you purchase.  This product supplement no. 8,675 is intended to be read in conjunction with the other prospectuses above, including as to certain terms used in this product supplement no. 8,675 that are defined in such other prospectuses.  A separate pricing supplement, which we refer to as the applicable pricing supplement, will describe terms that apply specifically to your notes, including any changes to the general terms contained herein and in the applicable general terms supplement.

The notes may bear interest, if any, at a fixed rate or a floating rate, as specified in the applicable pricing supplement.  The amount payable at maturity on your notes is linked to the performance of a weighted basket of underliers, as specified and described in the applicable pricing supplement or the applicable general terms supplement, in each case as measured over the life of the notes.  On the stated maturity date, for each of your notes, you will be paid the cash settlement amount, if any.  The cash settlement amount is subject to any adjustments or modifications as provided in this product supplement no. 8,675, the applicable general terms supplement and the applicable pricing supplement for your notes.

The return on your notes at maturity will be based on the performance of the applicable basket of underliers, as measured by the weighted average of the percentage change in the closing levels of each of the applicable underliers included in the specified basket of underliers, on the determination date or each averaging date, as applicable (which we refer to as the final underlier level for each of the underliers, each such final underlier level subject to adjustment as described elsewhere in this product supplement no. 8,675 and the applicable general terms supplement), from the initial underlier level, which will be specified in the applicable pricing supplement and may be higher or lower than the actual closing level of the underlier on the trade date.  The cash settlement amount will be an amount in cash equal to the face amount of the note multiplied by the basket return.  The basket return will be calculated as the sum of the products, as calculated for each underlier, of the component return for each underlier multiplied by the underlier weighting for each such underlier.  If the basket return is less than 0%, or if the final basket level is less than the buffer level, if a buffer level applies to your notes, you would lose a portion of your investment in the notes and you may lose your entire investment, depending on the performance of the basket of underliers. In addition, if the applicable pricing supplement specifies underliers denominated in non-U.S. dollars and such underliers are adjusted to reflect their U.S. dollar value, the underlier return may depend on the relevant foreign currency exchange rate for each applicable underlier on the determination date or on each averaging date, as applicable.

The component return for each underlier will be calculated as follows:

●

if the final underlier level is greater than the initial underlier level, 100% plus an additional amount equal to the product of the upside participation rate for such underlier (which will be a positive percentage that may be less than 100%, as specified in the applicable pricing supplement) times 1% for every 1% positive underlier return, subject to the cap level and maximum component return for such underlier if specified in the applicable pricing supplement; if a maximum component return for such underlier is applicable, any increase in the final underlier level over the cap level for such underlier will not increase the component return for such underlier;

●

if the applicable pricing supplement specifies a buffer level for such underlier (which will be a positive amount less than the initial underlier level), and if the final underlier level is less than or equal to the initial underlier level but greater than or equal to the buffer level for such underlier, 100%; if the applicable pricing supplement specifies a buffer level for such underlier, and if the final underlier level is less than the buffer level for such underlier, 100% minus an amount equal to the product of the buffer rate for such underlier (which will be a percentage greater than or equal to 100%, as specified in the applicable pricing supplement) times 1% for every 1% negative underlier return below the underlier return at the buffer level for such underlier; or

●

if the applicable pricing supplement does not specify a buffer level for such underlier, and if the final underlier level is equal to the initial underlier level, 100%; if the applicable pricing supplement does not specify a buffer level for such underlier, and if the final underlier level is less than the initial underlier level, 100% minus an amount equal to 1% for every 1% negative underlier return.

Therefore, if the applicable pricing supplement specifies a buffer level for any underlier, to the extent that the final underlier level of any such underlier included in the specified basket of underliers declines below the buffer level for such underlier, the rate of decline in the amount you will be paid on your notes, if any, on the stated maturity date may exceed the rate of decline in the applicable underlier.  You could lose all or a substantial portion of your investment in the notes, even if the applicable pricing supplement specifies a buffer level. A final underlier level below the initial underlier level will reduce the underlier return for such underlier; if the component return for one or more basket underliers is less than 100% and such underlier return is not offset by a sufficiently positive underlier return for one or more basket underliers, the amount payable on your notes, if any, on the stated maturity date will be less than the face amount of your notes. Furthermore, if an underlier is denominated in a currency other than U.S. dollars and the applicable pricing supplement specifies an exchange rate for such underlier, even if the underlier appreciates over the life of your notes, you may lose a significant amount of your investment if the applicable currency in which such underlier is denominated declines relative to the U.S. dollar.  In addition, if the upside participation rate for your notes is less than 100%, the rate of increase in the amount you will be paid on your notes on the stated maturity date will be less than the rate of increase in the basket underliers.  Furthermore, if the applicable pricing supplement specifies a cap level or maximum component return for any underlier, the amount you will be paid on your notes on the stated maturity date will be capped and may not reflect the full increase in the underlier level or basket level.

The general terms of the notes are described beginning on page S-20 and include the following:

Issuer:  GS Finance Corp.

Guarantor:  The Goldman Sachs Group, Inc.

Underliers included in a basket:  as specified in the applicable pricing supplement and described in the applicable general terms supplement or applicable pricing supplement

Cash settlement amount:  on the stated maturity date, for each of your notes, the issuer will pay you an amount in cash calculated as described under “General Terms of the Underlier-Linked Notes — Payment of Principal on Stated Maturity Date” on page S-20

Face amount:  each note will have a face amount equal to $1,000, or integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable pricing supplement

Stated maturity date:  as specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement, unless otherwise specified in your pricing supplement

Determination date:  as specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement, unless otherwise specified in your pricing supplement

Interest rate (coupon) (if any):  none unless specified in the applicable pricing supplement

Interest payment dates:  none unless specified in the applicable pricing supplement

Interest reset dates: none unless specified in the applicable pricing supplement

Calculation agent:  Goldman Sachs & Co. LLC (“GS&Co.”)

Your investment in the underlier-linked notes involves certain risks.  See “Additional Risk Factors Specific to the Underlier-Linked Notes” beginning on page S-16 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement no. 8,675, the applicable general terms supplement, the accompanying prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

GS Finance Corp. may use this product supplement no. 8,675 in the initial sale of the underlier-linked notes.  In addition, Goldman Sachs & Co. LLC, or any affiliate of GS Finance Corp. may use this product supplement no. 8,675 in a market-making transaction in underlier-linked notes after its initial sale.  Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this product supplement no. 8,675 is being used in a market-making transaction.

Goldman Sachs & Co. LLC

Product Supplement No. 8,675 dated July 1, 2020.

In this product supplement no. 8,675, when we refer to a “note”, we mean an underlier-linked note unless the context requires otherwise.  Each of the notes has the terms described under “Summary Information” on page S-1 and under “General Terms of the Underlier-Linked Notes” on page S-20.  Please note that in this product supplement no. 8,675, references to “GS Finance Corp.”, “we”, “our” and “us” refer only to GS  Finance Corp. and do not include its consolidated subsidiaries or affiliates.  Also, references to “The Goldman Sachs Group, Inc.”, our parent company, refer only to The Goldman Sachs Group, Inc., and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.  References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”).  Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”.  References in this product supplement no. 8,675, the applicable general terms supplement and the applicable pricing supplement to the notes having a face amount of $1,000 are intended as illustrative; the actual face amount of the notes will be reflected in the aggregate on the global note representing the notes.  Also, references to the “accompanying prospectus” mean the accompanying prospectus and where the context so requires, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series E, each of GS Finance Corp. and The Goldman Sachs Group, Inc. and each as may be amended from time to time, that form a part of Registration Statement No. 333-239610.  References to the “indenture” in this product supplement no. 8,675 mean the senior debt indenture, dated October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the above-referenced accompanying prospectus supplement for Medium-Term Notes, Series E.

The Notes Are Part of a Series

The underlier-linked notes, are part of a series of debt securities, entitled “Medium-Term Notes, Series E”, that we may issue under our indenture from time to time.  The underlier-linked notes are “indexed debt securities”, as defined in the accompanying prospectus.  The notes will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This product supplement no. 8,675 summarizes financial and other terms that apply generally to the underlier-linked notes.  We describe terms that apply generally to all Series E medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for Series E medium-term notes and accompanying prospectus, respectively.  An applicable general terms supplement will describe certain underliers to which your notes may be linked and certain other terms that apply generally to the notes.  Terms capitalized here but not defined are used as defined in the applicable pricing supplement, or if not defined in the applicable pricing supplement, as defined in the general terms supplement or prospectus.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to GS Finance Corp. in the applicable pricing supplement relates only to the initial issuances and sales of your notes.  If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in Pricing Supplements

The specific terms of your notes will be described in a pricing supplement accompanying this product supplement no. 8,675.  The terms described there supplement those described here, in the applicable general terms supplement and in the accompanying prospectus.  The terms described here supplement those described in the accompanying prospectus and are in addition to the terms described in the applicable general terms supplement.  If the terms described here are inconsistent with those described in the accompanying prospectus or in the applicable general terms supplement, the terms described here are controlling. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the applicable general terms supplement or accompanying prospectus, the terms described in the applicable pricing supplement are controlling. If the applicable pricing supplement specifies a different meaning for any term described herein, that modified definition will be deemed to apply to this product supplement no. 8,675 for all purposes with respect to your notes.

SUMMARY INFORMATION

Payment of Principal at Maturity

Subject to modification as provided in the applicable pricing supplement, on the stated maturity date, we will exchange each of your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.

Cash Settlement Amount for Notes and Component Return for Underliers With a Buffer Level

The applicable pricing supplement may specify a buffer level for any basket underlier.  If the applicable pricing supplement so provides, the buffer level for each underlier will be a specified percentage (less than 100% and greater than 0%) of the applicable initial underlier level.

For any underlier, if the final underlier level is greater than the initial underlier level, the component return for each such underlier will equal 100% plus an additional amount equal to the product of the upside participation rate for such underlier (as described below) times 1% for every 1% positive underlier return, subject to the maximum component return for such underlier (as described below) if one is specified in the applicable pricing supplement.  The cash settlement amount will be an amount in cash equal to the face amount of each of your notes multiplied by the basket return.  If the component return is greater than 100% for one or more basket underliers and such positive underlier return(s) is/are not offset by a negative underlier return for one or more basket underliers, the basket return will be a positive percentage and the cash settlement amount will be greater than the face amount of each of your notes.  If, on the other hand, for any underlier, the final underlier level is less than or equal to the initial level of such underlier but greater than or equal to the buffer level for such underlier, the component return will equal 100% for such underlier.  If the component return is equal to 100% for one or more basket underliers and such underlier return(s) is/are not sufficiently offset by a positive or negative underlier return for one or more basket underliers, the basket return will equal 100% and the cash settlement amount will equal the face amount of each of your notes.  Further, if, for any underlier, the final underlier level is less than the buffer level for such underlier, the component return for such underlier will equal 100% minus an amount equal to the product of the buffer rate for such underlier (as described below) times 1% for every 1% negative underlier return below the underlier return at the buffer level for such underlier.  The basket return will be calculated as the sum of the products, as calculated for each underlier, of the component return for each underlier multiplied by the underlier weighting for each such underlier.  The cash settlement amount will be an amount in cash equal to the face amount of each of your notes multiplied by the basket return.  If the component return is less than 100% for one or more basket underliers and such underlier return(s) is/are not sufficiently offset by a positive underlier return for one or more basket underliers, the basket return will be less than 100% and the cash settlement amount will be less than the face amount of each of your notes.  In addition, unless the applicable pricing supplement otherwise provides, the buffer rate for any underlier will exceed 100% and therefore the rate of decrease in the component return for each underlier will exceed the rate of decrease in the applicable underlier return for such underlier. In such a case, the cash settlement amount could be zero. If the applicable pricing supplement specifies that the buffer rate is 100% for each underlier, the rate of decrease in the component return for each underlier will equal the rate of decrease in the applicable underlier return and the minimum cash settlement amount will equal the buffer amount for such underlier times the face amount of each of your notes.

The upside participation rate for each underlier will be a positive percentage but may be less than 100%. The upside participation rate indicates the extent to which you will participate in any positive return in the applicable underlier.  For example, if the upside participation rate for one basket underlier in your notes was set at 85% and the applicable underlier return was 10%, the component return for such underlier would equal 100% plus the product of 85% times 10% or 108.5% (assuming the cap level and the maximum component return for such underlier is not applicable). If the applicable pricing supplement specifies an upside participation rate that is less than 100% for one or more basket underliers, you will participate in less than the full return of each applicable underlier over the life of your notes. If the applicable pricing supplement specifies an upside participation rate that equals 100% for one or more basket underliers, you will participate in the full positive return of each applicable underlier on a one-to-one basis. If the upside participation rate is greater than 100% for one or more basket underliers, you will participate in the return of the applicable underlier(s) to a greater extent than as measured by such return alone, or in other words, on a leveraged basis. For example, if the upside participation rate for one basket underlier in your notes was set at 110% and the applicable underlier return was 10%, the component return for such underlier would equal 100% plus the product of 110% times 10% or 111% (assuming the cap level and maximum component return for such underlier is not applicable).

The buffer rate for each underlier, which will be a positive percentage, indicates the rate of decrease in the component return for the applicable underlier compared to any rate of decrease in the applicable underlier below the buffer level for such underlier.  If you purchase notes with a buffer rate greater than 100% for one or more basket underliers, and if the final underlier level is less than the buffer level for such underlier(s), the component return(s) will decrease at a greater rate below the buffer level than the rate of decrease in the applicable underlier(s) alone.  If you purchase notes with a buffer rate equal to 100% for one or more basket underliers, the component return(s) will decrease at the same rate as the rate of decrease in the return of the applicable underlier below the buffer level for such underlier.

The underlier return of the applicable underlier is equal to the percentage, if any, by which the final level of the applicable underlier (which we refer to as the final underlier level) differs from the initial level of such underlier (which we refer to as the initial underlier level).  The underlier return measures the performance of the applicable underlier over the life of the notes by measuring the change in the final underlier level (as determined on the determination date, or the averaging dates, as applicable, for the notes) over the initial underlier level (as determined on the original trade date for the notes).  As a result, temporary fluctuations in the underlier level during the interim life of the notes may have little, if any, impact on the cash settlement amount, if any, that will be paid at maturity.  In addition, if the applicable pricing supplement specifies an underlier denominated in non-U.S. dollars and such underlier is adjusted to reflect its U.S. dollar value, the underlier return for such underlier will depend on the relevant exchange rate for such underlier on the determination date or on each averaging date, as applicable.

Calculation of Cash Settlement Amount for Notes

The cash settlement amount will be calculated as follows:

cash settlement amount  =  face amount  ×  basket return

, provided that the component return for an underlier used in calculating the basket return will be subject to the cap level and maximum component return for such underlier, as described under “— Cash Settlement Amount for Notes and Component Return for Underliers Subject to a Cap Level” below, if specified in the applicable pricing supplement,

face amount	=	unless otherwise specified in the applicable pricing supplement, each note will have a face amount equal to $1,000, or integral multiples thereof in excess of $1,000
upside participation rate	=	for each underlier, a positive percentage specified in the applicable pricing supplement, which could be greater than, equal to or less than 100%
underlier return	=	, expressed as a percentage
initial underlier level	=	for each underlier, as specified in the applicable pricing supplement
final underlier level	=

for each underlier, the closing level of the underlier on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the underlier on each of the specified averaging dates, except in limited circumstances described in the applicable general terms supplement and subject to adjustment as provided in the applicable general terms supplement

closing level	=

unless otherwise specified in the applicable pricing supplement, as described in the applicable general terms supplement, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes and Component

Return For Underliers Denominated in Non-U.S. Dollars That Are Adjusted to Reflect Their U.S. Dollar Value” on page S-5

underlier weighting	=

for each underlier, the applicable percentage weight of such underlier within the basket of underliers, as set forth in the applicable pricing supplement for your notes; the sum of the underlier weightings of all underliers will equal 100%

and where,
stated maturity date	=	the date specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement or as provided in the applicable pricing supplement
determination date	=

the date specified in the applicable pricing supplement or, if the applicable pricing supplement specifies averaging dates, the date of the last averaging date for the notes, in each case subject to postponement as described in the applicable general terms supplement or as provided in the applicable pricing supplement

averaging dates	=

the dates, if any, that may be specified in the applicable pricing supplement, each subject to postponement as described in the applicable general terms supplement or as provided in the applicable pricing supplement

buffer rate	=

for each underlier, a positive percentage specified in the applicable pricing supplement, which is expected to equal either (i) the quotient of the initial underlier level divided by the buffer level for such underlier, expressed as a percentage, or (ii) 100%

buffer amount	=

for each underlier, a positive percentage specified in the applicable pricing supplement, which is expected to equal the result of (i) the initial underlier level minus the buffer level for such underlier divided by (ii) the initial underlier level, expressed as a percentage

buffer level	=	for each underlier, as specified in the applicable pricing supplement
component return	=

for each underlier, if the applicable final underlier level is greater than the applicable initial underlier level, 100% plus the product of the upside participation rate for such underlier (which will be a positive percentage, which may be less than 100%, as specified in the applicable pricing supplement) times the positive underlier return, subject to the cap level and maximum component return for such underlier if specified in the applicable pricing supplement; if a cap level or maximum component return for such underlier is applicable, any increase in the final underlier level over the cap level for such underlier will not result in an increase of the component return;

if the final underlier level is less than or equal to the initial underlier level but greater than or equal to the buffer level for such underlier, 100%; and

if the final underlier level is less than the buffer level for such underlier, 100% minus an amount equal to the product of the buffer rate (which will be a percentage greater than or equal to 100%, as specified in the applicable pricing supplement) times 1% for every 1% negative underlier return below the underlier return at the buffer level for such underlier

basket return	=	the sum of the products, as calculated for each underlier, of the component return for such underlier multiplied by the underlier weighting for such underlier for example, in the case of notes linked to the value of a basket of three underliers, A, B and C, the basket return on a given trading day will be calculated as follows:

Component ReturnUnderlier Weighting
(component return of Underlier A on such trading day × underlier weighting for Underlier A) +
(component return of Underlier B on such trading day × underlier weighting for Underlier B) +
(component return of Underlier C on such trading day × underlier weighting for Underlier C)

Cash Settlement Amount for Notes and Component Return for Underliers Without a Buffer Level

If the applicable pricing supplement does not specify a buffer level for an underlier or specifies that a buffer level is not applicable, for any such underlier, if the final underlier level is greater than the initial underlier level, the component return for such underlier will equal 100% plus an additional amount equal to the product of the upside participation rate for such underlier times 1% for every 1% positive underlier return, subject to the cap level and maximum component return for such underlier (as described below) if specified in the applicable pricing supplement.  Since the applicable underlier return will be a positive percentage in this case, the component return will be greater than 100%.  If the component return is greater than 100% for one or more basket underliers and such positive underlier return(s) is/are not offset by a negative underlier return for one or more basket underliers, the cash settlement amount will be greater than the face amount of each of your notes.  If, on the other hand, for any underlier, the final underlier level is equal to the initial underlier level, the component return for such underlier will equal 100%.  If the component return equals 100% for one or more basket underliers and such underlier return(s) is/are not sufficiently offset by a positive or negative underlier return for one or more basket underliers, the cash settlement amount will equal the face amount of each of your notes.  Further, if, for any underlier, the final underlier level is less than the initial underlier level, the component return for such underlier will equal 100% minus 1% for every 1% negative underlier return.  If the component return is less than 100% for one or more basket underliers and such underlier return(s) is/are not sufficiently offset by a positive underlier return for one or more basket underliers, the cash settlement amount will be less than the face amount of each of your notes and could even be zero.

Calculation of Cash Settlement Amount for Notes

The cash settlement amount will be as described under “— Cash Settlement Amount for Notes and Component Return for Underliers With a Buffer Level — Calculation of Cash Settlement Amount for Notes” above

, provided that the component return will be subject to the cap level and maximum component return for such underlier, as described under “— Cash Settlement Amount for Notes and Component Return for Underliers Subject to a Cap Level” below, if specified in the applicable pricing supplement, where,

“face amount”, and “basket return” are as defined under “— Cash Settlement Amount for Notes and Component Return for Underliers With a Buffer Level — Calculation of Cash Settlement Amount for Notes” above and where,

for any underlier, if the final underlier level for such underlier is greater than the initial underlier level for such underlier, the component return for such underlier will be calculated as follows:

component return=100% plus the product of the upside participation rate for such underlier (which will be a positive percentage, which may be less than 100%, as specified in the applicable pricing supplement) times any positive underlier return, subject to the cap level and maximum component return for such underlier if specified in the applicable pricing supplement; if a maximum component return for such underlier is applicable, any increase in the final underlier level over the cap level for such underlier will not increase the component return;

where,

“upside participation rate”, “underlier return” and “final underlier level” are as defined under “— Cash Settlement Amount for Notes and Component Return for Underliers With a Buffer Level — Calculation of Cash Settlement Amount for Notes” above, “maximum component return” is as defined under “— Cash Settlement Amount for Notes and Component Return for Underliers Subject to a Cap Level — Calculation of Cash Settlement Amount for Notes” below and where,

for any underlier, if the final underlier level for such underlier is equal to the initial underlier level for such underlier, the component return for such underlier will be calculated as follows:

component return       =       100%;

and where,

for any underlier, if the final underlier level for such underlier is less than the initial underlier level for such underlier, the component return for such underlier will be calculated as follows:

component return       =       100% minus an amount equal to 1% for every 1% negative underlier return where,

“underlier return” is as defined under “— Cash Settlement Amount for Notes and Component Return for Underliers With a Buffer Level — Calculation of Cash Settlement Amount for Notes” above.

Cash Settlement Amount for Notes and Component Return for Underliers Subject to a Cap Level

The applicable pricing supplement may specify a cap level and maximum component return for any underlier.  If the applicable pricing supplement so provides, for each underlier for which a maximum component return is specified, the cap level for such underlier will be a specified percentage (which will be greater than 100%) of such initial underlier level.

Calculation of Cash Settlement Amount for Notes

The cash settlement amount will be calculated as described under “— Cash Settlement Amount for Notes and Component Return for Underliers With a Buffer Level — Calculation of Cash Settlement Amount for Notes” above, as the case may be; and the component return for each underlier will equal the lesser of the following:

•

the component return calculated as described under “— Cash Settlement Amount for Notes and Component Return for Underliers With a Buffer Level — Calculation of Cash Settlement Amount for Notes” above; and

the maximum component return for such underlier

where,

maximum component return	=	for each underlier, an amount greater than 100%, as specified in the applicable pricing supplement, and which is expected to equal the following:
100% + (100% × upside participation rate for such underlier × )

Cash Settlement Amount for Notes and Component Return For Underliers Denominated in Non-U.S. Dollars That Are Adjusted to Reflect Their U.S. Dollar Value

The applicable pricing supplement may specify underliers that are not denominated in U.S. dollars and that are adjusted to reflect their U.S. dollar value. If the applicable pricing supplement so specifies, for each such underlier in the basket, the closing level of such underlier will be adjusted to reflect the U.S. dollar value of such underlier using the applicable exchange rate, specified in the applicable pricing supplement, and the component return for such underlier and your cash settlement amount will be calculated using the adjusted levels.

In such case, the cash settlement amount will be calculated as described under “— Cash Settlement Amount for Notes and Component Return for Underliers With a Buffer Level — Calculation of Cash Settlement Amount for Notes” above; the component return will be calculated as described under “— Cash Settlement Amount for Notes and Component Return for Underliers With a Buffer Level — Calculation of Cash Settlement Amount for Notes” above or “— Cash Settlement Amount for Notes and Component Return for Underliers Without a Buffer Level — Calculation of Cash Settlement Amount for Notes” above, as applicable.

In such case, the following definitions may apply to your notes if specified in the applicable pricing supplement:

adjusted closing level	=

with respect to each applicable basket underlier on any trading day, the closing level of such underlier on such trading day multiplied by the exchange rate with respect to such underlier on such trading day, as determined by the calculation agent

exchange rate	=	with respect to each applicable basket underlier on any trading day, as specified in the applicable pricing supplement
initial underlier level	=	with respect to each applicable basket underlier, as specified in the applicable pricing supplement
final underlier level	=

with respect to each basket underlier denominated in non-U.S. dollars that is adjusted to reflect its U.S. dollar value, the adjusted closing level of such underlier on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted closing level of such underlier on each of the specified averaging dates, except in limited circumstances described in the applicable general terms supplement and subject to adjustment as provided in the applicable general terms supplement

Averaging Dates

If specified in the applicable pricing supplement, for each underlier, the final underlier level will be based on the arithmetic average of the closing levels (or the adjusted closing levels, if applicable) of the relevant underlier on each of the specified averaging dates, except in limited circumstances described in the applicable general terms supplement and subject to adjustment as provided in the applicable general terms supplement.

Underliers

For a description of certain underliers to which the notes may be linked, see the applicable general terms supplement.  Any other underlier or underliers to which the notes may be linked will be described in the applicable pricing supplement.

Interest

The notes may pay interest, if any, at a fixed rate or a floating rate, which will be specified in the applicable pricing supplement.  If the notes pay interest, such interest will be paid on the interest payment dates specified in the applicable pricing supplement.

Other Terms of the Notes

•	The notes will not be listed on any securities exchange or interdealer quotation system, unless specified otherwise in the applicable pricing supplement.
•	You will not have the right to present the notes to us for repayment prior to maturity, unless specified otherwise in the applicable pricing supplement.
•	The notes may be issued at a discount or a premium to their stated principal amount.

•

We may sell additional notes after the date of the applicable pricing supplement at issue prices, underwriting discounts and net proceeds that differ from the amounts specified in the applicable pricing supplement.

•	We may from time to time, without your consent, issue additional underlier-linked notes having the same terms as certain underlier-linked notes previously issued.

Our Redemption Right

If so specified in the applicable pricing supplement, we will have the option to redeem all or part of your notes on the redemption date(s) or under the circumstances specified in the applicable pricing supplement.  If we decide to redeem your notes, we will:

•	send a notice of redemption to the holder of your notes and the trustee announcing that we have decided to redeem the notes;
•	specify in the notice of redemption the redemption price that we will pay you in exchange for each of your notes, which will be set forth in the applicable pricing supplement; and
•

specify in the notice of redemption the redemption date when your notes will be so redeemed; the redemption date will be on or after the initial redemption date specified in the applicable pricing supplement, if any, and, unless otherwise specified in the applicable pricing supplement, at least 30 but no more than 60 calendar days after the date the notice of redemption is given.

In addition, if so specified in the applicable pricing supplement, our option to redeem your notes may be conditioned upon the basket return being higher or lower than the buffer level specified in the applicable pricing supplement.  For more detail on such price dependent redemption right, see the applicable general terms supplement.

Calculation Agent

GS&Co. is appointed as the initial calculation agent for the underlier-linked notes as of the date of this product supplement no. 8,675.  We may appoint a different entity as the calculation agent for your notes or change the calculation agent for your notes without notice to the holders and GS&Co. may resign as calculation agent at any time upon 60 days’ written notice to GS Finance Corp.  The calculation agent will make all determinations regarding the interest payments, if applicable; each final underlier level; each component return; the basket return; the exchange rates, if applicable; market disruption events; successor underliers; stated maturity date; determination date; averaging dates, if applicable; business days; trading days; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the applicable pricing supplement.  Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent.

What About Taxes?

The U.S. federal income tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes.  Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental Discussion of Federal Income Tax Consequences” on page S-26.

Unless otherwise specified in the applicable pricing supplement, pursuant to the terms of the notes, GS Finance Corp. and you agree (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize each of your notes for all purposes as a pre-paid forward contract or a pre-paid derivative contract (which is an income-bearing pre-paid forward contract or pre-paid derivative contract if the notes bear interest) in respect of the basket of underliers, as specified in the applicable pricing supplement.  If your notes are so treated, it would be reasonable for you to treat any gain or loss recognized upon the sale, exchange, redemption or maturity of your notes (excluding amounts attributable to interest) as capital gain or loss, in an amount equal to the difference between the amount you receive upon the sale, exchange, redemption or maturity of your notes and the amount you paid for your notes.  Such gain or loss generally would be long-term capital gain or loss if you held your notes for more than one year. If you are a U.S. alien holder (as defined in “Supplemental Discussion of Federal Income Tax Consequences” below), and your notes bear interest, we intend to withhold on the interest payments on your notes at a 30% rate.

The Internal Revenue Service announced on December 7, 2007 that it is actively considering the proper federal tax treatment of financial instruments such as your notes and it is possible that any future guidance could adversely affect the tax treatment and the value of your notes. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth above and in “Supplemental Discussion of Federal Income Tax Consequences” on page S-26 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

In addition, legislation was introduced in Congress in 2007 that, if enacted, would have required holders that acquired instruments such as your notes after the bill is enacted to accrue interest income over the term of such instruments even if there may be no interest payments over the term of such instruments.  It is not possible to predict whether a similar or an identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes.

The tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this product supplement no. 8,675 but it does not address the tax treatment of any particular note.  Accordingly, tax consequences different than those described herein may be applicable to any particular note.  The tax consequences for a particular note will be discussed in the applicable pricing supplement.

You should consult your tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of the notes in your particular circumstances.

Hypothetical Returns on the Underlier-Linked Notes

The following examples and tables are provided for purposes of illustration only.  They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate hypothetical cash settlement amounts at maturity, assuming all other variables described below remain constant, for a range of basket performances as they relate to hypothetical issuances of notes linked to a basket of underliers.

The information in the examples and tables below reflects hypothetical rates of return on the notes assuming that they are purchased on the original issue date and held to the stated maturity date.  If you sell your notes prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples and tables below such as prevailing interest rates and the volatility of the basket of underliers.  For more information on the value of your notes in the secondary market, see “Additional Risk Factors Specific to the Underlier-Linked Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

No one can predict what the return of the basket of underliers will be on the determination date or any of the averaging dates, as applicable, for your notes.  The underliers described in applicable general terms supplement have been highly volatile — meaning that their levels have changed substantially in relatively short periods — in the past and their performance cannot be predicted for the future.  In addition, any rate of return you may earn on your investment in the notes may be lower than that which you could earn on a comparable investment in the underlier stocks or underliers to which your notes are linked.  Among other things, the return on your notes will not reflect any dividends that may be paid on the underliers or the underlier stocks, as applicable.  Also, the hypothetical examples shown below do not take into account the effects of applicable taxes; see “Additional Risk Factors Specific to the Underlier-Linked Notes — The Tax Consequences of an Investment in Your Notes Are Uncertain” below.

The following examples and tables do not reflect interest payments, if any, that may be payable on your notes.  We have assumed for the purposes of these examples and tables below that there is no change in or affecting the composition of any underlier or the method by which the relevant underlier is calculated, that there is no change in the relative weighting of any underlier stock for a particular underlier, and that no market disruption event occurs with respect to any underlier (including any applicable exchange rate).  In addition, except as specified below, we have assumed for the purposes of these examples and tables below that there are no foreign currency adjustments affecting the component return for any underlier.

For these reasons, the actual performance of the applicable basket of underliers over the life of your notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below.

The initial underlier levels, upside participation rates, the buffer levels, the buffer rates, the buffer amounts, the cap levels, the maximum component returns, the exchange rates, if applicable, the stated maturity date, the determination date, the averaging dates and the underlier weightings, as applicable, that will apply to your notes will be set forth in a pricing supplement prepared specifically for the notes you purchase.

Notes Without Averaging Dates

For any underlier, if the final underlier level is greater than the initial underlier level, the component return for such underlier will be greater than 100%.  If the component return for one or more basket underliers is greater than 100% and such positive underlier return(s) is/are not offset by a negative underlier return for one or more basket underliers, on the stated maturity date for each note you will receive a cash settlement amount that is greater than the face amount of each of your notes, subject to the maximum component return for each underlier if one is specified in the applicable pricing supplement.  If the applicable pricing supplement specifies a buffer level for any underlier and, for any such underlier, if the final underlier level is less than or equal to the initial underlier level but greater than or equal to the buffer level for such underlier, the component return for such underlier will equal 100%. If the component return for one or more basket underliers equals 100% and such underlier return(s) is/are not sufficiently offset by a positive or negative underlier return for one or more basket underliers, on the stated maturity date for each note you will receive a cash settlement amount that will equal the face amount of each of your notes.  If the applicable pricing supplement specifies a buffer level for any underlier and, for any such underlier, if the final underlier level is less than the buffer level for such underlier, the component return for such underlier will be less than 100%.  If the component return for one or more basket underliers is less than 100% and such underlier return(s) is/are not sufficiently offset by a positive underlier return for one or more basket underliers, on the stated maturity date for each note you will receive a cash settlement amount that is less than the face amount of each of your notes.  On the other hand, if the applicable pricing supplement does not specify a buffer level for an underlier and, for any such underlier, if the final underlier level is equal to the initial underlier level, the component return for such underlier will equal 100%.  If the component return for one or more basket underliers equals 100% and such underlier return(s) is/are not sufficiently offset by a positive or negative underlier return for one or more basket underliers, on the stated maturity date for each note you will receive a cash settlement amount that will equal the face amount of each of your notes.  If the applicable pricing supplement does not specify a buffer level for an underlier and, for any such underlier, if the final underlier level is less than the initial underlier level, the component return for such underlier will be less than 100%.  If the component return for one or more basket underliers is less than 100% and such underlier return(s) is/are not sufficiently offset by a positive underlier return for one or more basket underliers, on the stated maturity date for each note you will receive a cash settlement amount that is less than the face amount of each of your notes.

It is important to understand that the basket returns are based on the weighted returns of each underlier included in the basket, which can offset one another.

Example 1: All basket underliers have a positive return and all of the applicable currencies in which the applicable underliers are denominated remain constant versus the U.S. dollar.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical upside participation rate for all basket underliers:	130%
No cap level or maximum component return is specified for any basket underlier

Basket Underlier	Hypothetical Initial Underlier Level	Hypothetical Underlier Weighting	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Hypothetical Component Return	Underlier Weighting × Component Return
Underlier A	200	33.34%	220	10%	113%	37.67%
Underlier B	800	33.36%	880	10%	113%	37.70%
Underlier C	1500	33.30%	1650	10%	113%	37.63%
					Basket Return:	113.00%

The basket return will be calculated as the sum of the products, as calculated for each underlier, of the component return for each underlier multiplied by the underlier weighting for each such underlier, expressed as a percentage.  Assuming that no cap level or maximum component return is specified and that a hypothetical upside participation rate of 130% is applicable to all basket underliers, the cash settlement amount is calculated as follows:

Therefore, in this example, the hypothetical amount payable at maturity per note will equal the cash settlement amount of $1,130.  Because the upside participation rate for all basket underliers is greater than 100%, the return on your notes is greater than the rate of increase in the basket underliers from the trade date to the determination date.

Example 2: All basket underliers have a positive return and all of the applicable currencies in which the applicable underliers are denominated decline versus the U.S. dollar.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical upside participation rate for all basket underliers:	130%
No cap level or maximum component return is specified for any basket underlier

In the table below, all basket underliers have a final underlier level that is greater than the initial underlier level, but these positive returns are offset by a decline in the applicable currency in which the basket underliers are denominated versus the U.S. dollar.  All exchange rates are expressed as the U.S. dollar value of one unit of the non-U.S. dollar currency of the applicable basket underlier.

Basket Underlier	Hypothetical Initial Underlier Level Prior to U.S. Dollar Adjustments	Hypothetical Exchange Rate on the Trade Date	Hypothetical Underlier Weighting	Hypothetical Final Underlier Level Prior to U.S. Dollar Adjustment	Hypothetical Exchange Rate on the Determination Date	Hypothetical Underlier Return	Hypothetical Component Return	Underlier Weighting x Component Return
Underlier A	200	1	33.34%	400	0.5	0%	100%	33.34%
Underlier B	800	1	33.36%	1600	0.5	0%	100%	33.36%
Underlier C	1500	1	33.30%	3000	0.5	0%	100%	33.30%
							Basket Return:	100%

The adjusted closing level of each basket underlier will be calculated by the calculation agent as the closing level of such underlier on the determination date converted into U.S. dollars using the exchange rate for such underlier on the determination date.

The underlier return will be calculated as the quotient of the final underlier level, expressed in U.S. dollars using the exchange rate on the determination date, minus the initial underlier level, expressed in U.S. dollars using the exchange rate on the trade date, divided by the initial underlier level, expressed in U.S. dollars using the exchange rate on the trade date, expressed as a percentage.

The basket return will be calculated as the sum of the products, as calculated for each underlier, of the component return for each underlier multiplied by the underlier weighting for each such underlier, expressed as a percentage, or, 33.34% × 100% + 33.36% × 100% + 33.30% × 100%, or 100%.  Assuming that no cap level or maximum component return is specified and that a hypothetical upside participation rate of 130% is applicable, the cash settlement amount is calculated as follows:

Therefore, in this example, the hypothetical amount payable at maturity per note will equal the cash settlement amount of $1,000.

Example 3: Mixed returns of basket underliers are applicable and all of the applicable currencies in which the applicable underliers are denominated remain constant versus the U.S. dollar.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical upside participation rate for all basket underliers:	100%
Hypothetical buffer level for all basket underliers:	90
Buffer rate for all basket underliers:
No cap level or maximum component return is specified for any basket underlier

In the table below, two of the three basket underliers have a positive underlier return, but these positive returns are offset by a negative return of the basket underlier with the greatest underlier weighting in the basket.

Basket Underlier	Hypothetical Initial Underlier Level	Hypothetical Underlier Weighting	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Hypothetical Component Return	Component Return × Underlier Weighting
Underlier A	200	50%	120	-40%	66.67%	33.33%
Underlier B	800	25%	840	5%	105.00%	26.25%
Underlier C	1,500	25%	1,600	6.67%	106.67%	26.67%
					Basket Return:	86.25%

The basket return in this example is 86.25%.

Assuming a buffer level of 90% of the initial underlier level and a buffer rate of approximately 111.111%, the component return for Underlier A is as follows:

The component return for Underlier B and Underlier C are as follows:

The basket return is the sum of the products of the component returns for each underlier multiplied by the underlier weighting for each such underlier, expressed as a percentage, or 50% × 66.67% + 25% × 105% + 25% × 106.67%, or, 86.25%.  The cash settlement amount for each note is equal to the product of the face amount of such note multiplied by the basket return, or:

Cash settlement amount       =    $1,000 x 86.25%   =    $862.50

In the example above, since the basket return is less than 100%, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will be less than the $1,000 face amount.

Notes With Averaging Dates

In the case of notes with averaging dates, the cash settlement amount, if any, will be based on the final underlier level for each basket underlier, which, for each underlier, will equal the arithmetic average of the closing levels (or the adjusted closing levels, if applicable) of such underlier on each of the averaging dates (four in the examples below) specified in the applicable pricing supplement.  Because the value of the basket underliers may be subject to significant fluctuations over the period covered by the averaging dates, it is not possible to present a chart or table illustrating the complete range of possible cash settlement amounts on the stated maturity date.  The examples of the hypothetical cash settlement amount calculations that follow are intended to illustrate the effect of general trends in the closing levels of the basket underliers over such period on the amount payable to you at maturity.  However, the underlying basket of underliers may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

Example 4: Four averaging dates are specified.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial underlier level for all basket underliers:	100
Hypothetical upside participation rate for all basket underliers:	110%
Hypothetical buffer level for all basket underliers:	97.50
Hypothetical buffer rate for all basket underliers:	approximately 102.56%
No cap level or maximum component return is specified for any basket underlier

The following four cases illustrate the amount payable at maturity on each note for a range of closing levels of underliers in a hypothetical issuance with four averaging dates and demonstrate the impact of basing the calculation of the cash settlement amount on the basket return as determined over the averaging dates, assuming a face amount of $1,000, a hypothetical initial underlier level of 100 for all underliers, a hypothetical buffer level of 97.50 for all underliers and a hypothetical buffer rate of approximately 102.56% for all underliers.  In the following four cases, we have assumed that the closing levels on each of the averaging dates and the final underlier levels are identical for all basket underliers.

	Case 1	Case 2	Case 3	Case 4
	Closing Level (identical for all underliers)	Closing Level (identical for all underliers)	Closing Level (identical for all underliers)	Closing Level (identical for all underliers)
1st Averaging Date	130	110	130	95
2nd Averaging Date	140	100	140	90
3rd Averaging Date	150	90	120	85
Last Averaging Date	160	80	100	125
Hypothetical Final Underlier Level (identical for all underliers)	145.00	95.00	122.50	98.75
Hypothetical Underlier Return (identical for all underliers)	45.00%	-5.00%	22.50%	-1.25%

	Case 1	Case 2	Case 3	Case 4
	Closing Level (identical for all underliers)	Closing Level (identical for all underliers)	Closing Level (identical for all underliers)	Closing Level (identical for all underliers)
Hypothetical Upside Participation Rate (identical for all underliers)	110.00%	110.00%	110.00%	110.00%
Hypothetical Buffer Level (identical for all underliers)	97.50	97.50	97.50	97.50
Hypothetical Component Return (identical for all underliers)	149.50%	97.44%	124.75%	100.00%
Basket Return	149.50%	97.44%	124.75%	100.00%
Amount Payable at Maturity on a $1,000 Face Amount	$1,495.00	$974.36	$1,247.50	$1,000.00

•

In Case 1, the underlier closing levels increase on each averaging date but, due to the averaging of the closing levels of the basket underliers over the averaging dates, the final underlier level of 145 is lower than the closing level of 160 on the last averaging date.  At maturity, for each note, the investor receives a cash settlement amount of $1,495.00.  The return on the notes at maturity represents a 49.50% increase above the $1,000 face amount, which is less than the 60% increase in the closing level of the underliers on the last averaging date relative to the initial underlier level of the underliers.

•

In Case 2, the underlier closing levels decrease on each averaging date.  The averaging of the closing levels over the averaging dates results in a final underlier level of 95, which is higher than the closing level of 80 on the last averaging date.  Because the final underlier level is less than the buffer level of 97.50, the investor receives a cash settlement amount of approximately $974.36.

•

In Case 3, the underlier closing levels reach a high of 140 on the second averaging date and decline on subsequent averaging dates.  At maturity, the final underlier level of 122.50 is higher than the closing level of 100 on the last averaging date.  At maturity, for each note, the investor receives a cash settlement amount of $1,247.50.  The return on the notes at maturity represents a 24.75% increase above the $1,000 face amount, even though the closing level of the underlier on the last averaging date is equal to the initial underlier level.

•

In Case 4, the underlier closing levels decline on each of the first three averaging dates to a low of 85 and increase on the last averaging date. The final underlier level of 98.75 is less than the closing level of 125.00 on the last averaging date.  Because the final underlier level is less than the initial underlier level but greater than the buffer level of 97.50, the cash settlement amount equals the $1,000 face amount, even though the underlier declines by 1.25% over the life of the notes.  On the other hand, despite the 25% increase in the closing level of the underlier on the last averaging date relative to the initial underlier level, the investor will not receive any amount over the $1,000 face amount for each note at maturity.

We cannot predict the actual final underlier levels or basket return for your notes, nor can we predict the relationship between the underliers and/or basket return and the market value of your notes at any time prior to the stated maturity date.  Furthermore, we cannot predict the actual currency exchange rate(s) (if applicable) with respect to any basket underlier, on the determination date or on any averaging date. The actual amount that a holder of the notes will receive at maturity and the rate of return on the notes will depend on various terms we will set in the applicable pricing supplement and the actual final underlier levels (and exchange rate(s), if applicable) determined by the calculation agent as described above (and, in the case of the rate of return, the price at which you purchase your notes).  Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate.  Consequently, the amount of cash, if any, to be paid in respect of your notes on the stated maturity date may be very different from the information reflected in the examples above.

Additional Risk Factors Specific to the Underlier-Linked Notes

An investment in your notes is subject to the risks described below as well as the risks and considerations described in the applicable pricing supplement, the applicable general terms supplement, the accompanying prospectus supplement and the accompanying prospectus.  Your notes are a riskier investment than ordinary debt securities.  Also, your notes are not equivalent to investing directly in the underlier stocks, i.e., with respect to a basket underlier to which your notes are linked, the stocks comprising such basket underlier. You should carefully consider whether the notes are suited to your particular circumstances.

You May Lose Your Entire Investment in the Notes

You can lose all or substantially all of your investment in the notes.  Our cash payment on your notes on the stated maturity date will be based on the performance of the applicable basket of underliers on the determination date or each of the averaging dates, as applicable, over their respective levels on the trade date.  If the applicable pricing supplement specifies a buffer level for any underlier, and, for any such underlier, if the final underlier level is less than the buffer level for such underlier, then the component return for such underlier will equal 100% minus the buffer rate for such underlier times 1% for every 1% negative underlier return below such return at the buffer level for such underlier.  Moreover, in this case, the component return for such underlier will decrease by more than 1% for every 1% negative underlier return below the component return at the buffer level unless the applicable pricing supplement specifies a buffer rate of 100% for such underlier. On the other hand, if the applicable pricing supplement does not specify a buffer level for an underlier, and if, for any such underlier, the final underlier level is less than the initial underlier level, then the component return for such underlier will decrease by 1% for every 1% negative underlier return.  Thus, unless the applicable pricing supplement specifies a buffer rate of 100% for all basket underliers, you may lose your entire investment in the notes.  Even if the applicable pricing supplement specifies a buffer rate of 100% for all basket underliers, you may lose a significant portion of your investment in the notes.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes.  Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth in the applicable pricing supplement under “Estimated Value of Your Notes”; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors.  If specified in the applicable pricing supplement, the price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models.  If specified in the applicable pricing supplement, as agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described in the applicable pricing supplement under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date thereof through the applicable date set forth in the applicable pricing supplement under “Estimated Value of Your Notes”.  Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time.  The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed in the applicable pricing supplement under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity.  In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted.  If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.  This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

The Potential for the Value of Your Notes to Increase May Be Limited

If the applicable pricing supplement specifies that your notes are subject to a cap level or maximum component return for any underlier, your ability to participate in any change in the level of such underlier over the life of the notes will be limited.  If so specified, the maximum component return for such underlier will limit the amount in cash you may receive for each of your notes at maturity, no matter how much the final underlier level may rise beyond the cap level for such underlier over the life of the notes.  Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in the basket of underliers.

In addition, if the upside participation rate for a basket underlier specified in the applicable pricing supplement is less than 100% and at maturity, for any such underlier, the final underlier level exceeds the initial underlier level, the component return for such underlier will be less than the return that you would have otherwise received if you invested directly such underlier.  This is because an upside participation rate of less than 100% will have the effect of reducing your exposure to any positive underlier returns.

Your Notes May Not Have an Active Trading Market

We do not expect your notes will be listed or displayed on any securities exchange or included in any interdealer market quotation system, and as a result there may be little or no secondary market for your notes.  Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high.  As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

The following factors, among others, many of which are beyond our control, may influence the market value of your notes:

•	the volatility — i.e., the frequency and magnitude of changes — of the levels of the basket underliers;
•

the level of the basket underliers to which your notes are linked, the upside participation rates, the underlier weightings, the cap levels, the maximum component returns and/or the buffer levels, as applicable;

•	if applicable, the dividend rates of the underlier stocks;
•

economic, financial, regulatory, political, military and other events that affect stock markets generally and, if applicable, the underlier stocks, and which may affect the level of the basket of underliers;

•	interest rates and yield rates in the market;
•	the time remaining until your notes mature; and
•

our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc., or changes in other credit measures.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction.  If you sell your notes prior to maturity, you may receive less than the face amount of your notes.  You cannot predict the future performance of the applicable basket of underliers based on their historical performance.

If the Levels of the Underliers Change, the Market Value of Your Notes May Not Change in the Same Manner

Your notes may trade quite differently from the performance of the basket of underliers.  Changes in the levels of the basket underliers may not result in a comparable change in the market value of your notes.  We discuss some of the reasons for this disparity under “—The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

The Amount Payable on Your Notes May Be Linked to the Closing Levels of the Basket Underliers on a Specified Number of Averaging Dates

If specified in the applicable pricing supplement, the basket return will be based on the arithmetic average of the closing levels (or adjusted closing levels, if applicable) of the basket underliers on each of the specified averaging dates (each of which is subject to postponement in case of market disruption events or non-trading days), and therefore not the simple performance of the basket of underliers over the life of your notes.  For example, if the closing level of a particular underlier dramatically surged on the last averaging date (in other words, the determination date), the amount payable for each of your notes may be significantly less than it would have been had the amount payable been linked only to the closing level of the underlier on that last averaging date.

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the underlier-linked notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the underlier-linked notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the underlier-linked notes.  This is discussed in more detail under “Employee Retirement Income Security Act” below.

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes.  The Internal Revenue Service announced on December 7, 2007 that it is actively considering the proper federal tax treatment of financial instruments such as your notes and it is possible that any future guidance could adversely affect the tax treatment and the value of your notes. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, legislation was introduced in Congress in 2007, that, if enacted, would have required holders that acquired instruments such as your notes after the bill is enacted to accrue interest income over the term of such instruments even if there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or an identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth above and in “Supplemental Discussion of Federal Income Tax Consequences” on page S-26 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. The tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this product supplement no. 8,675 but it does not address the tax treatment of any particular note.  Accordingly, tax consequences different than those described herein may be applicable to any particular note.  The tax consequences for a particular note will be discussed in the applicable pricing supplement.

If you are a non-U.S. investor, please also read the section of this product supplement no. 8,675 called “Supplemental Discussion of Federal Income Tax Consequences.”

You are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your Notes.

General Terms of the Underlier-Linked Notes

In addition to the terms described on the pages S-1 through S-1 of this product supplement no. 8,675, the following general terms will apply to the underlier-linked notes:

Underlier, Basket Underlier, Underlier Sponsor and Underlier Stocks

In this product supplement no. 8,675, when we refer to an underlier or a basket underlier, we mean the applicable underlier included in the basket specified in the applicable pricing supplement, or any successor underlier, as such underlier or successor underlier may be modified, replaced or adjusted from time to time as described in the applicable general terms supplement. When we refer to an underlier sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the applicable underlier as then in effect, if applicable. When we refer to the underlier stocks as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the stocks that comprise the applicable underlier or basket underlier, or any constituent underlier of such underlier or basket underlier, as then in effect, after giving effect to any additions, deletions or substitutions.  If applicable, when we refer to constituent indices as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the component indices that may comprise the applicable underlier as then in effect, after giving effect to any additions, deletions or substitutions.

Payment of Principal on Stated Maturity Date

On the stated maturity date, we will exchange each of your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.

Cash Settlement Amount for Notes and Component Return for Underliers With a Buffer Level

This subsection entitled “— Cash Settlement Amount for Notes and Component Return for Underliers With a Buffer Level” is applicable to underliers for which the applicable pricing supplement specifies a buffer level.  If the applicable pricing supplement so provides, the buffer level for each such underlier will be a specified percentage (less than 100% and greater than 0%) of the initial underlier level of such underlier.

For any underlier, if the final underlier level is greater than the initial underlier level (i.e., the underlier return is greater than 100%), the component return for such underlier will equal the sum of (i) 100% plus (ii) the product of 100% times the upside participation rate for such underlier times the underlier return, subject to adjustment described below if the applicable pricing supplement specifies a cap level or maximum component return for such underlier.  The basket return will be calculated as the sum of the products, as calculated for each underlier, of the component return for each underlier multiplied by the underlier weighting for each such underlier.  The cash settlement amount will be an amount in cash equal to the face amount of each of your notes multiplied by the basket return.  Since the basket return will be a positive amount in this case, the cash settlement amount will be greater than the face amount of each of your notes.

•	For each underlier, the underlier return will equal the result of (i) the final underlier level minus the initial underlier level divided by (ii) the initial underlier level.
•	The upside participation rate will be a positive percentage, which may be greater than, equal to or less than 100%, specified in the applicable pricing supplement.
•

The final underlier level will equal the closing level of the underlier on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the underlier on each of the specified averaging dates, subject to adjustments as described in the applicable general terms supplement and, if applicable, “— Cash Settlement Amount for Notes and Component Return For Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.

•	A basket underlier refers to any underlier in the specified basket of underliers.
•

The underlier weighting for each basket underlier will be the applicable percentage weight within the basket provided for such basket underlier as specified in the applicable pricing supplement.  The sum of the underlier weightings for all of the basket underliers will be 100%.

•	The initial underlier level will be specified in the applicable pricing supplement.

For any underlier, if the final underlier level is less than or equal to the initial level of such underlier (i.e., the underlier return is less than or equal to 100%) but greater than or equal to the buffer level for such underlier, the component return will equal 100% for such underlier.  If the component return is equal to 100% for one or more basket underliers and such underlier return(s) is/are not sufficiently offset by a positive or negative underlier return for one or more basket underliers, the basket return will equal 100% and the cash settlement amount will equal the face amount of each of your notes.

For any underlier, if the final underlier level is less than the buffer level for such underlier, the component return for such underlier will equal 100% minus an amount equal to the product of the buffer rate for such underlier (as described below) times 1% for every 1% negative underlier return below the underlier return at the buffer level for such underlier.  The basket return will be calculated as the sum of the products, as calculated for each underlier, of the component return for each underlier multiplied by the underlier weighting for each such underlier.  The cash settlement amount will be an amount in cash equal to the face amount of each of your notes multiplied by the basket return and, if the buffer rate for any underlier specified in the applicable pricing supplement is greater than 100%, the cash settlement amount could even be zero.

•

The buffer rate for each underlier in this case will be a positive percentage specified in the applicable pricing supplement, and, for each underlier, is expected to equal either (i) the quotient of the initial underlier level divided by the buffer level for such underlier, expressed as a percentage, or (ii) 100%.

•

The buffer amount for each underlier in this case will be a positive amount specified in the applicable pricing supplement, and, for each underlier, is expected to equal the result of (i) the initial underlier level minus the buffer level for such underlier divided by (ii) the initial underlier level, expressed as a percentage.

Cash Settlement Amount for Notes and Component Return for Underliers Without a Buffer Level

This subsection entitled “— Cash Settlement Amount for Notes and Component Return for Underliers Without a Buffer Level” is applicable to underliers for which the applicable pricing supplement does not specify a buffer level or specifies that a buffer level is not applicable to your notes.

For any underlier, if the final underlier level is greater than or equal to the initial underlier level, the component return for such underlier will be determined as described under “— Cash Settlement Amount for Notes and Component Return for Underliers With a Buffer Level” above.  If the component return is greater than or equal to 100% for one or more basket underliers and such positive underlier return(s) is/are not offset by a negative underlier return for one or more basket underliers, the cash settlement amount will be determined as described under “— Cash Settlement Amount for Notes and Component Return for Underliers With a Buffer Level” above.

For any underlier, if the final underlier level is less than the initial underlier level, the component return for such underlier will equal 100% minus 1% for every 1% negative underlier return.  The basket return will be calculated as the sum of the products, as calculated for each underlier, of the component return for each underlier multiplied by the underlier weighting for each such underlier.  The cash settlement amount will be an amount in cash equal to the face amount of each of your notes multiplied by the basket return and, if the component return is less than 100% for one or more basket underliers and such underlier return(s) is/are not sufficiently offset by a positive underlier return for one or more basket underliers, the cash settlement amount will be less than the face amount of each of your notes and could even be zero.

The cash settlement amount will be as described under “— Cash Settlement Amount for Notes and Component Return for Underliers With a Buffer Level” above.

Cash Settlement Amount for Notes and Component Return for Underliers Subject to a Cap Level

This subsection entitled “— Cash Settlement Amount for Notes and Component Return for Underliers Subject to a Cap Level” is applicable to underliers for which the applicable pricing supplement specifies a cap level or maximum component return.

If the applicable pricing supplement so provides, for each such underlier, the cap level for such underlier will be a specified percentage (which will be greater than 100%) of the initial underlier level of such underlier.

If a cap level or maximum component return for an underlier is specified in the applicable pricing supplement, for each such underlier, the component return for such underlier will equal the lesser of (i) the component return calculated as described under the subsection entitled “— Cash Settlement Amount for Notes and Component Return for Underliers With a Buffer Level” or “— Cash Settlement Amount for Notes and Component Return for Underliers Without a Buffer Level” above, as the case may be, and (ii) the maximum component return for such underlier.

•

For each underlier, the maximum component return in this case is a percentage equal to the sum of (i) 100% plus (ii) the product of (A) 100% times (B) the upside participation rate for such underlier times (C) the quotient of (1) the cap level for such underlier minus the initial underlier level divided by (2) the initial underlier level.

For each underlier, because of the formula we use to calculate the maximum component return for such underlier, the component return calculated under this subsection entitled “— Cash Settlement Amount for Notes and Component Return for Underliers Subject to a Cap Level” will always be less than the component return calculated without regard to the cap level or maximum component return for such underlier if the final underlier level is greater than the cap level for such underlier.

The cash settlement amount will be as described under “— Cash Settlement Amount for Notes and Component Return for Underliers With a Buffer Level” above.

Cash Settlement Amount for Notes and Component Return For Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value

This subsection entitled “— Cash Settlement Amount for Notes and Component Return For Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” is applicable to underliers denominated in currencies other than U.S. dollars that will be adjusted to reflect their U.S. dollar value.

If the applicable pricing supplement so provides, the closing level of the underlier for each applicable basket underlier will be adjusted to reflect the U.S. dollar value of the underlier using the applicable exchange rate specified in the applicable pricing supplement.

•	The exchange rate for an underlier on any trading day will be as described in the applicable pricing supplement.
•

The adjusted closing level with respect to an applicable basket underlier on any trading day will equal the closing level of such underlier on such trading day converted into U.S. dollars using the exchange rate with respect to such underlier on such trading day.

•

The final underlier level with respect to a basket underlier denominated in non-U.S. dollars that is adjusted to reflect its U.S. dollar value will equal the adjusted closing level of such underlier on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted closing levels of such underlier on each of the specified averaging dates, subject to adjustment as described in the applicable general terms supplement.

The component return will be as described under “— Cash Settlement Amount for Notes and Component Return for Underliers With a Buffer Level” above or “— Cash Settlement Amount for Notes and Component Return for Underliers Without a Buffer Level” above, as applicable.  The cash settlement amount will be as described under “— Cash Settlement Amount for Notes and Component Return for Underliers With a Buffer Level” above.

Role of Calculation Agent

The calculation agent, in its sole discretion, will make all determinations regarding the interest payment, if applicable; for each underlier, the final underlier level, the underlier return and the component return; the basket return; market disruption events; successor underliers; the exchange rates, if applicable; stated maturity date; determination date; averaging dates, if applicable; business days; trading days; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the applicable pricing supplement.  Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that the firm named as the calculation agent in this product supplement no. 8,675 is the firm serving in that role as of the issue date of your notes, unless otherwise specified in the applicable pricing supplement.  We may change the calculation agent after the issue date without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to GS Finance Corp.

Use of Proceeds

We intend to lend the net proceeds from the sale of the notes to The Goldman Sachs Group, Inc. or its affiliates.  The Goldman Sachs Group, Inc. expects to use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”.  We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

HEDGING

In anticipation of the sale of the notes, we and/or our affiliates expect to enter into hedging transactions involving purchases of the underlier (in the case of exchange-traded funds), the underlier stocks, listed or over-the-counter options, futures and/or other instruments linked to the underliers, constituent indices of such underlier, the underlier stocks, foreign currencies or other instruments linked to the underliers, constituent indices of such underlier, the underlier stock, indices designed to track the performance of the relevant equity markets or components of such markets on or before the trade date.  In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other notes we issue, some of which may have returns linked to any one or more of the underliers, one or more of the constituent indices thereof, as applicable, the underlier stocks or foreign currencies.  Consequently, with regard to your notes, from time to time, we and/or our affiliates:

•

expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to some or all of the underliers, some or all of the constituent indices of such underlier or some or all underlier stocks or foreign currencies;

•	may take or dispose of positions in the securities of the underlier stock issuers themselves or the underlier (in the case of exchange-traded funds);
•

may take or dispose of positions in listed or over-the-counter options or other instruments based on underliers designed to track the performance of the stock exchanges or other components of the equity markets;

•

may take short positions in the underlier stocks or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser; and/or

•	may acquire or dispose of U.S. dollars in foreign exchange transactions involving the Japanese yen, euro, British pound sterling or other foreign currency or currencies.

We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the underliers, the constituent indices of such underliers, as applicable, the underlier stocks or the foreign currencies.  We expect these steps to involve sales of instruments linked to the underliers, the underlier stocks or the foreign currencies on or shortly before the determination date.  These steps also may involve sales and/or purchases of some or all of the underlier stocks or listed or over-the-counter options, futures or other instruments linked to any one or more of the underliers, constituent underliers thereof or the foreign currencies, some or all of the underlier stocks, constituent indices or indices designed to track the performance of the U.S., European, Asian or other stock exchanges or other components of the U.S., European, Asian or other equity markets or other components of such markets, as applicable.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the value of the consideration that we will deliver on your notes at maturity.  See the applicable general terms supplement for a discussion of these adverse effects.

Supplemental Discussion of Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

The following discussion addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this product supplement no. 8,675 but it does not address the tax treatment of any particular note.  Accordingly, tax consequences different than those described herein may be applicable to any particular note.  The tax consequences for a particular note will be discussed in the applicable pricing supplement.  Furthermore, this discussion only addresses the tax treatment of notes that are not linked to currency exchange rates. The tax treatment of currency-linked notes will be addressed in the applicable pricing supplement.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a bank;
•	a life insurance company;
•	a tax exempt organization;
•	a partnership;
•	a regulated investment company;
•	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•	a person that owns a note as a hedge or that is hedged against interest rate risks;
•	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment.  Unless otherwise specified in the applicable pricing supplement, you will be obligated pursuant to the terms of the notes – in the absence of a change in law, an administrative determination or a judicial ruling to the contrary – to characterize each note for all tax purposes as a pre-paid forward contract or a pre-paid derivative contract (which is an income-bearing pre-paid forward contract or pre-paid derivative contract if the notes bear interest) in respect of the basket of underliers, as specified in the applicable pricing supplement. Except as otherwise noted below, the discussion herein assumes that the notes will be so treated.

If your notes bear interest, it is likely that any interest payment will be taxed as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your notes, it would be reasonable for you to recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time (excluding amounts attributable to accrued and unpaid interest) and your tax basis in your notes. Your tax basis in the notes will generally be equal to the amount that you paid for the notes. If you hold your notes for more than one year, the gain or loss generally will be long-term capital gain or loss, except to the extent attributable to accrued but unpaid interest, if any, with respect to your notes.  If you hold your notes for one year or less, the gain or loss generally will be short-term capital gain or loss, except to the extent attributable to accrued but unpaid interest, if any, with respect to your notes.  Any resulting character mismatch may result in adverse tax consequences to you, because an investor's ability to deduct capital losses is subject to significant limitations.

We will not attempt to ascertain whether the issuer of any underlier included in a basket or component of any underlier included in a basket would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Internal Revenue Code.  If the issuer of any underlier included in a basket or component of any underlier included in a basket were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States holder.  You should refer to information filed with the SEC with respect to the issuer of each underlier included in a basket or component of any underlier included in a basket and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of a particular underlier included in a basket or component of any underlier included in a basket is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments.  There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment debt instruments if your notes have a term of more than one year. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, you would recognize gain or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference, if any, between the amount of cash you receive at that time and your adjusted basis in your notes. In general, your adjusted basis in your notes would equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes, in accordance with the comparable yield and the projected payment schedule for your notes, and decreased by the amount of any noncontingent payment and the projected amount of any contingent payment previously made to you with respect to your notes.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your notes would be ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases notes at a price other than the adjusted issue price as determined for tax purposes.

If your notes have a term of one year or less, the Internal Revenue Service may assert that your notes should be treated as contingent short-term debt instruments.  Although there is no authority that specifically addresses the tax treatment of contingent short-term debt instruments, it is likely that, if your notes are so treated, you should not recognize any income prior to the sale, exchange, redemption or maturity of the notes (except for any stated interest on the notes). If your notes are so treated and you are an initial purchaser of the notes whose taxable year does not end on a day that is between the determination date and the maturity date, upon the maturity or redemption of your notes you should recognize ordinary income or short-term capital loss in an amount equal to the difference between the amount you receive with respect to your notes at such time (other than amounts attributable to accrued but unpaid interest) and the amount you paid for your notes. Upon the sale or exchange of your notes, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your notes and the amount received by you upon such sale or exchange (other than amounts attributable to accrued but unpaid interest), unless your notes are sold or exchanged between the determination date and the maturity date, in which case it would be reasonable for you to generally treat any gain that you recognize as ordinary income and any loss that you recognize as short-term capital loss. If you are a secondary purchaser of the notes, special rules apply to you and you should consult your tax advisor.  There is no statutory, judicial or administrative authority that governs how contingent short-term debt should be treated for U.S. federal income tax purposes.  Accordingly, if your notes have a term of less than one year, you should consult your tax advisor about this potential alternative treatment.It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you different from those described above. For example, if your notes bear interest, your notes could also be treated as a unit consisting of a forward contract (the “Forward Contract”) and an interest-bearing cash deposit used to secure your obligation to purchase the basket of underliers under the Forward Contract (the “Cash Deposit”). Under this characterization, if you are an initial purchaser of the notes, your notes would likely be treated for U.S. federal income tax purposes in the same manner as an income-bearing pre-paid derivative contract as described above. If, however you are a secondary purchaser of the notes, you would likely be required to allocate your purchase price for the notes between the Forward Contract and the Cash Deposit based on the respective fair market value of each on the date of the purchase. If the portion of your purchase price allocated to the Cash Deposit is at a discount from, or is in excess of, the principal amount of your note, you may be subject to the market discount or amortizable bond premium rules described in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — United States Holders — Market Discount” and “United States Taxation — Taxation of Debt Securities — United States Holders — Debt Securities Purchased at a Premium” with respect to the Cash Deposit. Accordingly, if you purchase your notes in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

If your notes bear interest, it is also possible that the Internal Revenue Service could seek to characterize your notes as notional principal contracts.  If your notes bear interest, it is also possible that the interest payments would not be treated as either interest or ordinary income for U.S. federal income tax purposes, but instead would be treated in some other manner.  For example, the interest payments could be treated all or in part as contract fees in respect of a forward contract, and the U.S. federal income tax treatment of such contract fees is uncertain. In addition, if your notes provide a fixed supplemental amount of return irrespective of the performance of the basket of underliers, it is possible that the Internal Revenue Service may take the position that you are required to accrue the supplemental amount in ordinary income over the life of your notes or that it should be characterized as ordinary income upon the maturity of the notes, irrespective of the amount you receive upon the maturity of your notes.

In addition, if your notes are properly treated as a pre-paid forward or derivative contract (or income-bearing forward or derivative contract), the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to notes that have a term in excess of one year if (a) the underlier is an ETF, (b) the underlier is an index that includes an ETF or other “pass-thru entity” (as defined in Section 1260(c)(2)), or (c) the notes are linked to a basket that includes (a) or (b). If your notes are subject to the constructive ownership rules, it is possible that any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your notes would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such amounts). The application of the constructive ownership rules to the notes will depend on the particular terms of the note. In particular, the application of the constructive ownership rules to a note linked to an index or basket is uncertain. Therefore, you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

It is also possible that your notes could be treated in the manner described above, except that (i) any gain or loss that you recognize upon sale, exchange, redemption or maturity would be treated as ordinary gain or loss or (ii) you should not include the interest payments, if any, in income as you receive them but instead you should reduce your basis in your notes by the amount of the interest payments that you receive. In addition, it is possible that you could recognize gain or loss when there is a change to the components of the underlier or any of the underliers that comprise the basket. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering the proper U.S. federal income tax treatment of an instrument such as your notes, including whether the holder of an instrument such as your notes should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth in this section unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments.  It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued.  You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Backup Withholding and Information Reporting

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting – United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes. These rules will apply notwithstanding that we do not intend to treat the notes as debt for tax purposes.

United States Alien Holders

This section applies to you only if you are a United States alien holder. You are a United States alien holder if you are the beneficial owner of notes and are, for U.S. federal income tax purposes:

•	a nonresident alien individual;
•	a foreign corporation; or
•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

If your notes bear interest, because the U.S. federal income tax treatment (including the applicability of withholding) of the interest payments on the notes is uncertain, in the absence of further guidance, we intend to withhold on the interest payments (including any interest payments on your notes at maturity) made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a United States alien holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the payments were characterized as contract fees). Withholding also may not apply to interest payments made to you if: (i) the interest payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes; (ii) the interest payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty; and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the U.S. Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate United States alien holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

Whether or not your notes bear interest, you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Alien Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective United States alien holders of the notes should consult their tax advisors in this regard.

We will not attempt to ascertain whether the issuer of any underlier included in a basket or any component of any underlier included in a basket would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Internal Revenue Code. If the issuer of any underlier included in a basket or any component of any underlier included in a basket were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States alien holder. You should refer to information filed with the SEC with respect to the issuer of each underlier or each component of any underlier included in a basket and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of any underlier included in a basket or any component of any underlier included in a basket is or becomes a USRPHC.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding.  It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your notes to be subject to withholding, even if you comply with certification requirements as to your foreign status.

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any interest payments and any amounts you receive upon the sale, exchange, redemption or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the applicable underlier included in a basket or a component of any underlier included in a basket during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any interest payment or the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2023, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017.  In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations).  We will determine, as of the issue date of your notes, if your notes will be subject to withholding under these rules.  In certain limited circumstances, however, you should be aware that it is possible for United States alien holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required.  You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

Employee Retirement Income Security Act

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions include: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

Supplemental Plan of Distribution

With respect to each underlier-linked note to be issued, GS Finance Corp. expects to agree to sell to GS&Co., and GS&Co. expects to agree to purchase from GS Finance Corp., the face amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the applicable pricing supplement.  GS&Co. proposes initially to offer each note it purchases to the public at the original issue price specified in the applicable pricing supplement and, if the applicable pricing supplement so provides, to certain securities dealers at such price less a concession or no concession as specified in the applicable pricing supplement.

In the future, GS&Co. or other affiliates of GS Finance Corp. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The estimated share of GS Finance Corp. of the total offering expenses for your notes, excluding underwriting discounts and commissions and marketing and licensing fees, will be provided in the applicable pricing supplement.  For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Any notes which are the subject of the offering contemplated by this product supplement no. 8,675, the accompanying prospectus, the accompanying prospectus supplement, the applicable general terms supplement and the applicable pricing supplement may not be offered, sold or otherwise made available to any retail investor in the European Economic Area or in the United Kingdom (each, a “Relevant State”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in any Relevant State has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in any Relevant State may be unlawful under the PRIIPs Regulation. For the purposes of this provision:

(a)	the expression "retail investor" means a person who is one (or more) of the following:
(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or
(ii)

a customer within the meaning of Directive (EU) 2016/97 (the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (the "Prospectus Regulation"); and
(b)

the expression an “offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000, as amended (the “FSMA”) by GS Finance Corp.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp. or The Goldman Sachs Group, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

This product supplement no. 8,675, along with the applicable pricing supplement, the accompanying prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 8,675, along with the applicable pricing supplement, the accompanying prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this product supplement  nor any accompanying prospectus supplement, prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This product supplement and accompanying prospectus and prospectus supplement may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this product supplement and accompanying prospectus and prospectus supplement or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in any offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, any offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this product supplement no. 8,675, the applicable general terms supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This product supplement no. 8,675 is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this product supplement no. 8,675, the applicable general terms supplement, the accompanying prospectus and prospectus supplement is current only as of the respective dates of such documents.

GS Finance Corp. Medium-Term Notes, Series E guaranteed by The Goldman Sachs Group, Inc. Underlier-Linked Notes Linked to a Basket of Underliers
TABLE OF CONTENTS
Product Supplement No. 8,675	Page
Summary Information	S-1
Hypothetical Returns on the Underlier-Linked Notes	S-9
Additional Risk Factors Specific to the Underlier-Linked Notes	S-16
General Terms of the Underlier-Linked Notes	S-20
Use of Proceeds	S-24
Hedging	S-24
Supplemental Discussion of Federal Income Tax Consequences	S-26
Employee Retirement Income Security Act	S-33
Supplemental Plan of Distribution	S-34
Conflicts of Interest	S-36
Goldman Sachs & Co. LLC